                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           BECKMAN INSTRUMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  BECKMAN LOGO

                                                               February 26, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Beckman Instruments, Inc. to be held at 10:00 a.m., Thursday, April 2, 1998, at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California.

     The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card.

     Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           [SIG]

                                           LOUIS T. ROSSO
                                           Chairman of the Board and
                                           Chief Executive Officer

           2500 Harbor Boulevard, Box 3100, Fullerton, CA 92834-3100
               -------------------------------------------------

                                  BECKMAN LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 2, 1998

TO OUR STOCKHOLDERS:

     The 1998 Annual Meeting of Stockholders of Beckman Instruments, Inc., a Delaware corporation, will be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, on Thursday, April 2, 1998, at 10:00 a.m. for the following purposes:

     1. Election of a class of directors to serve until the expiration of their term in 2001 and until their successors are elected and qualified;

     2. Approval of an amendment to the Third Restated Certificate of Incorporation to change the corporate name to Beckman Coulter, Inc.

     3. Approval of the Company's 1998 Incentive Compensation Plan.

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Only stockholders of record at the close of business on February 3, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD. A SELF-ADDRESSED U.S. POSTAGE-PAID ENVELOPE IS PROVIDED. YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS AND CARDS IF THE REGISTRATIONS OF YOUR SHARES ARE NOT IDENTICAL OR IF YOU HAVE AUTHORITY TO VOTE OR INSTRUCT THE VOTING OF VARIOUS HOLDINGS. PLEASE SIGN, DATE AND RETURN ALL CARDS. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                          By Order of the Board of Directors

                                          [SIG]

                                          WILLIAM H. MAY
                                          Secretary

Fullerton, California
February 26, 1998

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Introduction..........................................................................    1
Proposal 1 -- Election of Directors...................................................    2
Director Nominees for Term Expiring in 2001...........................................    2
Board of Director Information.........................................................    3
       -- Continuing Directors -- Term Expiring in 2000...............................    3
       -- Continuing Directors -- Term Expiring in 1999...............................    4
       -- Meetings of Board and Committees............................................    5
       -- Committees of the Board.....................................................    5
       -- Compensation Committee Interlocks and Insider Participation.................    5
Board Compensation and Benefits.......................................................    6
Security Ownership of Certain Beneficial Owners and Management........................    7
       -- By Directors and Executive Officers.........................................    7
       -- By Others...................................................................    8
       -- Section 16(a) Beneficial Ownership Reporting Compliance.....................    9
Proposal 2 -- Approval of Amendment to Third Restated Certificate of Incorporation to
  Change Corporate Name...............................................................    9
Proposal 3 -- Approval of the 1998 Incentive Compensation Plan........................   10
Executive Compensation................................................................   14
Organization and Compensation Committee Report on Executive Compensation..............   18
Performance Graph.....................................................................   21
Additional Information................................................................   22
Exhibit A -- The Company's 1998 Incentive Compensation Plan...........................  A-1

                           BECKMAN INSTRUMENTS, INC.
                             2500 HARBOR BOULEVARD
                        FULLERTON, CALIFORNIA 92834-3100

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to holders of shares of common stock, par value $.10 per share ("Common Stock"), of Beckman Instruments, Inc., a Delaware corporation ("Beckman" or the "Company"), in connection with the solicitation by the Company's Board of Directors ("Board") of the accompanying proxy to be used at the 1998 Annual Meeting of Stockholders to be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, at 10:00 a.m. on Thursday, April 2, 1998, and any adjournment or postponement thereof ("Annual Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about February 26, 1998 to stockholders of record on February 3, 1998.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc., as proxy solicitors, whose fee for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

     Only holders of record of Common Stock at the close of business on February 3, 1998 ("Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 28,466,996 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting. The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 740,721 of the shares outstanding for voting purposes. These are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

     The shares represented by properly executed proxies received in time for the Annual Meeting will be voted. The proxy may be revoked by a stockholder at any time prior to its use by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by a properly signed and returned proxy will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining therefrom, or withholding a vote for the election of one or more nominees for director, or constituting a broker non-vote.

     The accompanying proxy card provides space to vote for or to withhold voting for any or all nominees for the Board and to cast a vote or abstain from voting on Proposal 2 (Approval of the Amendment to the Third Restated Certificate of Incorporation) and/or Proposal 3 (Approval of the 1998 Incentive Compensation Plan). Directors are elected, and Proposals 2 and 3 are approved, by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Proxies marked as abstaining as to Proposals 2 and/or 3 or withholding a vote in connection with the election of one or more nominees for director will not be counted as casting votes for Proposals 2 and/or 3 or for such nominees, although the shares covered by such proxies will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

     Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question. For the proposals presented below, such brokers have authority to vote on the election of directors and Proposal 2, but may vote on Proposal 3 only if instructions have been received from the customers for whom they hold shares.

     The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED ON THE PROXY CARD WILL VOTE FOR THE DIRECTOR NOMINEES, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S THIRD RESTATED CERTIFICATE OF INCORPORATION, AND FOR APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN, PRESENTED IN THE PROPOSALS BELOW. ALTHOUGH THE COMPANY DOES NOT PRESENTLY KNOW OF ANY OTHER BUSINESS, SHOULD ANY OTHER BUSINESS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Four members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in the year 2001. The Board currently consists of twelve persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting.

     Pursuant to the Company's By-laws, Mr. Lucier will retire from the Board as of the Annual Meeting because he has reached the maximum age allowed for service on the Board. Van B. Honeycutt has been elected by the Board to fill Mr. Lucier's position among the class of directors with terms expiring in 1999 upon Mr. Lucier's retirement. Mr. Lucier, a charter member of the Board, has served on the Company's Board since 1988. The Board expresses its appreciation for his contributions.

     The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

                  DIRECTOR NOMINEES FOR TERM EXPIRING IN 2001

     CAROLYNE K. DAVIS, PH.D., 66, served as a national and international health care advisor to Ernst & Young, certified public accountants, from 1985 to 1997, and a consultant and advisor to the Board of Beverly Enterprises, Inc., operator of nursing facilities, retirement and congregate living projects, pharmacies and home health care entities, from 1989 to 1997. She retired in May 1997, and is now a part-time scholar in residence at the Sloan Health Management Program at Cornell University, Ithaca, New York. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine and the National Academy of Science. Dr. Davis is a trustee for the University of Pennsylvania Medical Center and is a member of the Board of Directors for Georgetown University in Washington, D.C. She is a director of Merck & Co., Inc., The Prudential Insurance Company of America, Pharmaceutical Marketing Services, Inc., MiniMed, Inc., and Beverly Enterprises. Dr. Davis has been a director of Beckman since 1989.

     DENNIS C. FILL, 68, has served as Chairman and Chief Executive Officer of Advanced Technology Laboratories, Inc., a worldwide leader in the development, manufacturing and distribution of medical ultrasound systems, formerly known as Westmark International since 1986. From 1978 to 1987, he served as President and Chief Operating Officer of Squibb Corporation. He joined the International Division of Olin Mathieson Chemical Corporation in 1958, which was responsible for the overseas operations of E.R. Squibb & Sons, Inc. and subsequently served in various executive capacities. He is also a director of SpaceLabs Medical, Inc. and Morton International. Mr. Fill has been a director of Beckman since 1994.

     CHARLES A. HAGGERTY, 56, joined Western Digital Corporation, a manufacturer of hard disk drives, as its President and Chief Operations Officer in June 1992 and has served as its Chairman, President and Chief Executive Officer since July 1993. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. He is a member of the Board of Trustees of the University of St. Thomas, St. Paul, Minnesota. Mr. Haggerty also serves as a director of Pentair, Inc. and Sync Research. He has been a director of Beckman since February 1996.

     WILLIAM N. KELLEY, M.D., 58, has served in his current role as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University since 1989. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Directors of the Greater Philadelphia First Corporation, the Board of Managers of the Wistar Institute, the Board of the Leonard Davis Institute of Health Economics, the Board of Directors of the Philadelphia Orchestra Association, and the Board of Trustees of Emory University. He is a member of the Institute of Medicine and serves on the Institute of Medicine Council and is a Fellow of the American Academy of Arts and Sciences. Dr. Kelley is a director of Merck & Co., Inc. He has been a director of Beckman since 1994.

     VOTE REQUIRED; RECOMMENDATION OF BOARD "FOR" ABOVE NOMINEES. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEES. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW, UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF SUCH NOMINEES IS WITHHELD IN THE PROXY. THE PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED.

                         BOARD OF DIRECTORS INFORMATION

CONTINUING DIRECTORS -- TERM EXPIRING IN 2000

     PETER B. DERVAN, PH.D., 52, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry and Chairman of the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, Abbott Laboratories (Pharmaceutical Products Division), Pharmacyclics and Prolinx Biochemistry. He is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). Dr. Dervan has been a director of Beckman since 1997.

     GAVIN S. HERBERT, 65, is Chairman Emeritus and a current director of Allergan, Inc., a global provider of specialty therapeutic products. Mr. Herbert, who helped found that company in 1950, had served as its Chairman from 1977 to 1995 and as its Chief Executive Officer from 1961 to 1991. He is Founder and Chairman of Regenesis Bioremediation Products, formed in 1994. He was President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to July 1989. Mr. Herbert is a trustee of the University of Southern California and on the Board of Directors of Research to Prevent Blindness and the California Healthcare Institute. He has been a director of Beckman since 1988.

     C. RODERICK O'NEIL, 67, has been Chairman of O'Neil Associates, an investment management consulting firm, since 1987. He was a partner in Greenspan O'Neil Associates from 1984 to 1987 and Chairman of the Finance Committee of Travelers Companies from 1977 to 1984. Mr. O'Neil is a director of Ambac Financial Group, Inc., Ambac Assurance Corporation, Cadre Institutional Investors Trust and Fort Dearborn Income Securities, Inc. He is a trustee of Memorial Drive Trust, a member of the Fiduciary Committee of ASARCO and serves on the Advisory Committee of Princeton-Montrose Partners. He also holds leadership positions with various community and charitable organizations, such as Riverfront Recapture, Inc., Connecticut Trust for Historic Preservation, Bushnell Memorial Hall, and the Hartford Foundation for Public Giving, all of Hartford, Connecticut. He has been a director of Beckman since 1994.

     LOUIS T. ROSSO, 64, has been Chief Executive Officer of the Company since 1988 and Chairman of the Board since 1989. He served as the Company's President from 1982 to October 1993. He also served as a Vice President of SmithKline Beckman Corporation from 1982 to 1989. Mr. Rosso first joined Beckman in 1959 and was named Corporate Vice President in 1974. He is a director of Allergan, Inc. and American Health Properties, Inc. He is a member of the St. Jude Heritage Health Foundation and the Board of Trustees of Harvey Mudd College. Mr. Rosso has been a director of Beckman since 1988.

CONTINUING DIRECTORS -- TERM EXPIRING IN 1999

     HUGH K. COBLE, 63, has served as Vice Chairman Emeritus and a former member of the Board of Directors of Fluor Corporation, a global engineering and construction company with an investment in low-sulfur coal. He joined Fluor Corporation in 1966 where he has held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, the World Affairs Council of Orange County (California), and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation. Mr. Coble has been a director of Beckman since 1996.

     VAN B. HONEYCUTT, 53, is Chairman, President and Chief Executive Officer of Computer Sciences Corporation ("CSC"), a worldwide provider of management consulting and information technology solutions and services. Having joined that company in 1975, he has held many posts with CSC and its subsidiaries, including most recently those of President of CSC's Industry Services Group from 1987 to 1993, President and Chief Operating Officer of CSC from 1993 to 1995, and President and Chief Executive Officer from 1995 to the present. He became Chairman of the Board of CSC in March 1997. Mr. Honeycutt also serves as Vice Chairman of the National Security Telecommunications Advisory Committee, which consists of no more than thirty presidentially appointed industry leaders who provide industry-based analyses and recommendations on a wide range of policy and technical issues.

     JOHN P. WAREHAM, 56, has served as President and Chief Operating Officer of the Company since October 1993. He served as the Company's Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior thereto, he had been President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines. Mr. Wareham first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director of Little Rapids Corporation and the Health Industry Manufacturers Association. He has been a director of Beckman since 1993.

     BETTY WOODS, 59, has served as President since 1992 and Chief Executive Officer since 1993 of Blue Cross of Washington and Alaska, one of that area's largest health care contractors. She became Chief Executive Officer of PREMERA, holding company of Blue Cross of Washington and Alaska and Medical Service Corporation of Eastern Washington, in 1994. She joined Blue Cross of Washington and Alaska in 1976. Ms. Woods serves on the Board of Pacific Northwest Bank and is Chair of the Snohomish County Economic Development Council. She has been a director of Beckman since 1994.

MEETINGS OF BOARD AND COMMITTEES

     The Company's Board held seven meetings during 1998. A total of twenty-two committee meetings also were held as follows: Finance Committee, six; Organization and Compensation Committee, five; Audit Committee, six; and Nominating Committee, five. For 1997, the average aggregate Board and committee meeting attendance for all current directors was approximately 93%, with each director attending at least 79% of all meetings of the Board and any committees on which he or she served.

COMMITTEES OF THE BOARD

     Audit Committee. This committee meets with the independent public accountants and internal audit services staff to discuss the annual audit plan and the results of their audit examinations. It also meets with the Company's internal auditors to review the audit services department's activities and to discuss the adequacy of the Company's accounting and control systems. It considers issues raised by its members, the independent public accountants, the internal audit staff, the legal staff or management. Each year it recommends to the Board an accounting firm to audit the consolidated financial statements of the Company. Mr. Lucier, Chairman, Dr. Dervan, Mr. Haggerty, and Ms. Woods currently serve on this committee.

     Organization and Compensation Committee. This committee reviews and approves major corporate organization structure, reviews performance of corporate officers and establishes overall executive compensation policies and programs. It reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives. No member of the committee may be a member of management or eligible for compensation other than as a director or consultant. Mr. Fill, Chairman, Mr. Coble, Dr. Kelley and Ms. Woods currently serve on this committee.

     Finance Committee. This committee reviews, approves or modifies management recommendations on corporate financial strategies and policies. It reviews the Company's financing and dividend plans, financial methodologies, and guidelines for acquisitions and other investments and, where appropriate, makes recommendations to the Board. Mr. O'Neil, Chairman, Dr. Dervan, Mr. Haggerty, and Mr. Herbert currently serve on this committee.

     Nominating and Corporate Governance Committee. This committee reviews Board compensation and stock ownership matters, develops criteria to determine the qualifications and appropriate tenure of directors, and reviews the qualifications and makes recommendations to the Board regarding director nominees to fill vacancies. It considers stockholder recommendations for Board nominees, which stockholders may submit by delivery to the Secretary of the Company at its headquarters in Fullerton, California, and it may take such action or no action with regard to any such recommendations as it considers appropriate. The committee periodically reviews stockholder enhancement provisions in the Company's certificate of incorporation, by-laws and other corporate documents and it also considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs. Dr. Davis, Chairman, Mr. Coble, Mr. Herbert and Dr. Kelley currently serve on this committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman and other entities involving Beckman executive officers and Beckman Board members who serve as executive officers of such other entities.

                        BOARD COMPENSATION AND BENEFITS

     Of the Board's current twelve members, two are officers of the Company who receive no additional compensation for Board service. The remaining non-employee directors receive an annual $22,000 retainer and $1,000 for each Board and each committee meeting attended. These directors receive an additional business fee equal to the Board meeting fee for each day or significant portion of a day spent on Company business, but are not paid an additional business fee if receiving consulting fees from the Company. No Directors are receiving consulting fees from the Company. Directors who chair major committees of the Board receive an additional fee of $500 per committee meeting.

     Non-employee directors may participate in the Deferred Directors Fee Program that permits directors to defer all or a portion of their compensation from retainers and fees until termination of their status as a director. Since 1995, each such director has had the opportunity to elect to defer up to 100% of their compensation, and beginning in 1998, may receive an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral above 40% and up to 100% of annual compensation. All amounts are treated as having been invested in Common Stock and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Directors and the years in which they have elected to participate in the program are as follows: Dr. Kelley, 1995 and 1998; Messrs. Coble and Haggerty, 1996, 1997 and 1998; and Mr. O'Neil and Dr. Dervan, 1997 and 1998. Note 4 to the table under "Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below shows the economic equivalent number of shares of Common Stock as of December 31, 1997 for each director who has elected to participate in this plan.

     Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 2,000 shares of Common Stock (subject to adjustments occurring after the grant) on the date of each annual meeting of stockholders, pursuant to an amendment to the Company's Stock Option Plan for Non-Employee Directors which increased this amount from 1,000 shares, effective with the 1998 grant. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director). Also pursuant to an amendment to this plan in October 1997, and thereafter on the date of each annual meeting of stockholders, non-employee directors receive an automatic grant of 100 shares of restricted stock, with restrictions to lapse in approximate thirds on the three subsequent annual meeting dates. Lapse of restrictions occurs earlier in the event of a director's termination from service by reason of death, disability, or pursuant to the Board's mandatory retirement policy. Non-preferential dividends are paid. Each of the ten non-employee directors held 100 shares of restricted stock at fiscal year-end, valued at $4,000 (based upon the $40.00 closing price per share of Common Stock on December 31, 1997). The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days of February 26, 1998, are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of shares of Common Stock beneficially owned (as of February 1, 1998, unless otherwise indicated) by current directors of the Company, the Chief Executive Officer and the four highest paid executive officers reported in the "Executive Compensation - Summary Compensation Table" below, and all directors and executive officers as a group. Mr. Honeycutt, recently elected to take Mr. Lucier's position upon Mr. Lucier's retirement, is not currently a beneficial owner of any shares of Common Stock. Percentage of ownership is calculated using the number of outstanding shares as of February 3, 1998, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.

                                                 BECKMAN              PERCENTAGE
                  BENEFICIAL                     COMMON                   OF
                    OWNER                         STOCK               OWNERSHIP
----------------------------------------------  ---------             ----------
Directors:
  L. T. Rosso.................................    507,782(1)(2)(3)       1.76%
  H. K. Coble.................................      2,100(1)(2)(4)           *
  C. K. Davis.................................      5,272(1)(2)              *
  P. B. Dervan................................      2,200(1)(2)(4)           *
  D. C. Fill..................................      5,100(1)(2)              *
  C. A. Haggerty..............................      3,100(1)(2)(4)           *
  G. S. Herbert...............................     21,029(1)(2)(3)           *
  W. N. Kelley................................      5,100(1)(2)(4)           *
  F. P. Lucier................................      7,098(1)(2)(3)           *
  C. R. O'Neil................................      8,700(1)(2)(4)           *
  J. P. Wareham...............................    226,963(1)(2)              *
  B. Woods....................................      4,600(1)(2)              *

Other Named Executive Officers:
  D. Wilson...................................    101,966(1)(2)(3)           *
  A. Ziegler..................................     90,357(1)(2)              *
  A. Torrellas................................     74,967(1)(2)              *

All Directors and Officers
  as a group (20 persons).....................  1,249,167(1)(2)(3)       4.24%

---------------

* Less than 1% of outstanding shares.

(1) Included are shares which directors and executive officers had the current right to acquire, or will have the right to acquire within 60 days of February 26, 1998, upon the exercise of options under the Company's Stock Option Plan for Non-Employee Directors and under the Company's Incentive Compensation Plans for employees, as applicable: Mr. Herbert, 7,000 shares; Messrs. Fill and O'Neil, and Dr. Kelley, 4,000 shares each; Messrs. Coble, Haggerty and Lucier, Ms. Woods, and Dr. Davis, 2,000 shares each; Dr. Dervan, 1,000 shares; Mr. Rosso, 393,826 shares; Mr. Wareham, 194,896 shares; Mr. Wilson, 75,080 shares; Mr. Ziegler, 78,210 shares; Mr. Torrellas, 72,500 shares; and all directors and executive officers as a group, 986,989 shares.

(2) Included are shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings and Investment Plan, as follows: Mr. Rosso, 45,396 shares; Mr. Wareham, 1,534 shares; Mr. Wilson, 8,689 shares; Mr. Ziegler, 919 shares; Mr. Torrellas, 949 shares; and all executive officers as a group, 69,154 shares. Also included in the above table are shares of restricted stock for which restrictions have not yet lapsed, as follows: Ten non-employee directors, 100 shares each; Mr. Rosso, 20,257 shares; Mr. Wareham, 14,367 shares; Mr. Wilson, 5,075 shares; Mr. Ziegler, 6,535 shares; and all directors and executive officers as a group, 51,185 shares.

(3) Included are shares of Common Stock for the named individuals as follows:
    Mr. Rosso, 44,825 shares held as co-trustee of a family trust; Mr. Herbert, 13,929 shares held as trustee or co-trustee of three family trusts; Mr. Lucier, 1,458 shares held by his pension plan; and Mr. Wilson, 100 shares held as co-trustee of a family trust. Also included are shares of Common Stock for other executive officers totaling 4,049 shares held as trustees or co-trustees in family trusts, in their spouse's name, or as custodian for children.

(4) In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in Common Stock under the Deferred Directors Fee Program (see "Board Compensation and Benefits" above). As of December 31, 1997, such amounts constitute the economic equivalent of Common Stock as follows:

                                                                     ECONOMIC EQUIVALENT
                                                                      NUMBER OF SHARES
                                                                     -------------------
        H.K. Coble.................................................      1,536 shares
        P.B. Dervan................................................        688 shares
        C.A. Haggerty..............................................      1,606 shares
        W.N. Kelley................................................      2,088 shares
        C.R. O'Neil................................................        906 shares

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table sets forth information reported to the Company as of February 13, 1998, with percentage of ownership calculated using the number of outstanding shares on February 3, 1998.

                           NAME OF                      SHARES OF COMMON STOCK     PERCENT
                      BENEFICIAL OWNERS                   BENEFICIALLY OWNED       OF CLASS
        ----------------------------------------------  ----------------------     --------
        American Century Companies, Inc. and related
          entities....................................        1,755,500(1)          6.17%
        Brinson Partners, Inc. and related entities...        2,438,420(2)          8.57%
        Morgan Stanley, Dean Witter, Discover &
          Co. ........................................        2,576,592(3)          9.05%
        Wellington Management Company, LLP............        1,823,200(4)          6.40%

---------------

(1) Based on the Schedule 13G dated February 5, 1998, filed by American Century Companies, Inc. ("ACC"), American Century Investment Management, Inc., a subsidiary of ACC and investment advisor to several investment companies and institutional investors ("ACIM"), American Century Capital Portfolio, Inc., an investment company client of ACIM ("ACCP"), and James E. Stowers, Jr., the beneficial owner of a majority of the voting stock of ACC. The sole vesting and dispositive power as to the aggregate total shown in the table above is reported to be held by ACC, ACIM and Mr. Stowers. ACCP reports the sole voting and dispositive power as to 1,519,000 shares (5.34% of outstanding shares) of such aggregate total. The principal business address for all entities is 4500 Main Street, Kansas City, MO 64111.

(2) Based on the Schedule 13G amendment dated February 11, 1998, filed by Brinson Partners, Inc. ("BPI") on behalf of itself and its affiliates. BPI and Brinson Holdings, Inc. ("BHI") report shared voting and dispositive powers as to 2,436,620 (8.56% of outstanding shares) and Swiss Bank Corporation ("SBC") and SBC Holding (USA), Inc. ("SBCUSA") report shared voting and dispositive power as to the aggregate total shown above. The principal business addresses are: BPI and BHI, 209 South LaSalle, Chicago, IL 60604-1295; SBC, Aeschenplatz 6 CH-4002, Basel, Switzerland; and SBCUSA, 222 Broadway, New York, NY 10038.

(3) Based on the Schedule 13G dated February 11, 1998, filed by investment adviser Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD") and its subsidiary, Miller Anderson and Sherrerd LLP ("MAS"). MSDWD reports shared dispositive power as to 2,576,592 (9.05% of outstanding shares) and shared voting power as to 2,271,927 (7.98% of outstanding shares). MAS reports shared dispositive power as to

    2,168,700 (7.62% of outstanding shares) and shared voting power as to 1,887,400 shares (6.63% of outstanding shares). The principal business addresses are: MSDWD, 1585 Broadway, New York, NY 10036; and MAS, 1 Tower Bridge Suite 1100, West Conshohocken, PA 19428.

(4) Based on the Schedule 13G dated January 13, 1998, filed by Wellington Management Company, LLP ("WMC"), which, in its capacity as investment adviser to several clients, reports beneficial ownership of the aggregate total of shares shown in the table above and held of record by its clients, with shared voting power as to 563,100 shares (1.98% of shares outstanding) and shared dispositive power as to the aggregate total shown above. WMC's principal business address is 75 State Street, Boston, MA 02109.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary), may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 1997. To the Company's knowledge, all of these requirements were satisfied, except that one Reporting Person, Eugene Babcock, filed one late Form 4 for two transactions relating to his purchase of 100 shares and his spouse's purchase of 100 shares.

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO THIRD RESTATED CERTIFICATE OF
                     INCORPORATION TO CHANGE CORPORATE NAME

     Upon the Company's acquisition of Coulter Corporation on October 31, 1997, two of the most recognized global franchises in clinical diagnostics and life sciences were united. In the judgement of the Board of Directors, the change of corporate name is desirable to fully capitalize on the valuable history and market presence of both companies.

     PROPOSED AMENDMENT. The Company's Board has adopted, and is recommending to stockholders for their approval at the Annual Meeting, a resolution to amend
Article 1 of the Company's Third Restated Certificate of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

          "RESOLVED, that Article 1 of the Company's Third Restated Certificate of Incorporation be amended to read in its entirety as follows:

           '1. The name of the corporation is Beckman Coulter, Inc.' "

     Upon approval of this amendment, the Company will restate the Certificate of Incorporation again and will conform all references to the corporate name to reflect this change. The Fourth Restated Certificate of Incorporation, changed to reflect the approved amendment, will become effective pursuant to its filing with the Secretary of the State of Delaware, which is the state of the Company's incorporation.

     Upon approval of this amendment, it is the intent of the Company to use Beckman Coulter, Inc. in its communications with stockholders, the investment community, customers and vendors.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD "FOR" APPROVAL. The affirmative vote of a majority of the shares of the Beckman Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for the Amendment to the Third Restated Certificate of Incorporation to be approved. THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE "FOR" THIS AMENDMENT. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                   PROPOSAL 3

                APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN

     The Company believes that incentives and stock-based awards focus employees and non-employee directors on the objective of creating stockholder value and promoting the success of the Company. On February 5, 1998, the Board adopted the Beckman Coulter, Inc. 1998 Incentive Compensation Plan (the "Plan" or "1998 Plan"), subject to stockholder approval of such Plan at the Annual Meeting, to replace the current Incentive Compensation Plan of 1990 (the "1990 Plan") and the Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The 1998 Plan recommended for adoption fulfills the Company's desire for continuation of the incentive compensation plan which it considers an important attraction, retention and motivation tool for participants in the plan. The Board believes that the Plan will promote the interests of the Company and its stockholders and will provide incentives based on the attainment of corporate objectives and increases in stockholder value.

     As of March 31, 1998, the 1990 Plan will have no shares available for grant distribution remaining in 1998. Following the automatic April 2, 1998 grants to non-employee directors, the Directors Plan will not have a sufficient number of shares for any further grants. Upon adoption of the 1998 Plan, the 1990 Plan will terminate with respect to any additional awards and the Directors Plan will terminate after the automatic grant on the date of the Annual Meeting. Awards outstanding under the 1990 Plan and the Directors Plan will continue under the terms and conditions at issuance.

     For the 1998 Plan, the Company requests an initial 2,000,000 shares reserved under the Plan as well as a continuation of its current formula as described below which provides for an annual increase of shares available for distribution under the Plan. The Company believes this share allocation will provide sufficient award opportunities to cover the expansion of eligible participants, due primarily to the addition of Coulter employees.

SUMMARY DESCRIPTION OF THE 1998 PLAN

     The following summary of the principal terms of the 1998 Plan is qualified in its entirety by the full text of such Plan, which is Exhibit A to this Proxy Statement. Capitalized terms used in the summary are used as defined in the Plan.

     Purpose. The purpose of the Plan is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to align the interests of the Company's stockholders, employees, and non-employee directors.

     Administration. The Plan will be administered by the Board or one or more committees appointed by the Board (the "Administrator"). The Administrator is currently the Company's Organization and Compensation Committee. The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the Plan, the Administrator has the authority (i) to permit the recipient of any award to pay the purchase price of Common Shares or the award in cash, the delivery of previously owned Common Shares, a reduction in the number of Common Shares or other property otherwise issuable to the participant, a cashless exercise, or the cancellation of indebtedness or conversion of other securities; (ii) to accelerate the receipt or vesting of benefits pursuant to an award; and (iii) to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award pursuant to Sections 4.3(d) and (e) or
Section 8.2 of the Plan.

     Eligibility. Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries. Members of the Board who are not, and have not been, an officer or employee of the Company or a subsidiary for a period of at least one year (each an "Eligible Director") are eligible to receive certain automatic award grants under the Plan, as described more fully below. Currently, there are ten Eligible Directors. All directors, officers and employees of the Company and its subsidiaries, approximately 10,700 individuals, are considered eligible under the Plan at the present time. The Administrator determines from time to time the participants to whom awards will be granted.

     Authorized Shares; Limits on Awards. Under the Plan, the aggregate share limit is equal to the sum of (i) 2,000,000 Common Shares, plus (ii) for each calendar year during the term of the Plan commencing with 1999, a number of Common Shares equal to the amount of 1.5% of the total number for voting purposes of issued and outstanding Common Shares as of December 31 of the calendar year immediately preceding such year. As of February 3, 1998, such total number for voting purposes of issued and outstanding Common Shares was 28,466,996. Assuming (solely for illustrative purposes) that this was also the total number of Common Shares which would be issued and outstanding for voting purposes on December 31, 1998, an additional 427,004 shares (1.5% of 28,466,996) Common Shares would become available as of January 1, 1999 for award purposes. Thereafter, this increase will be determined and will occur annually for the term of the Plan.

     The maximum number of Common Shares that may be issued as ISOs under the Plan will not exceed 1,000,000 Shares. No more than 500,000 Common Shares will be available for awards issued (or reissued) under the Plan as time-based restricted stock for nominal or no consideration other than the amount of the par value thereof (this limit will not apply to restricted Common Shares issued principally for past services, in respect of compensation earned but deferred, as performance-based awards, or to Eligible Directors). The maximum number of Common Shares subject to Options and SARs which may be granted to any individual during any calendar year will be 150,000 shares.

     Awards granted in any calendar year to any individual will not relate to more than 150,000 Common Shares if such awards are share-based Performance-Based Awards (described below) nor will such awards provide for payment of more than $2,000,000 if they are payable only in cash and are not related to shares.

     As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based awards, as well as exercise of purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

     The Plan will not limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

     Incentive Awards. The Plan authorizes stock options, stock units, restricted stock, stock bonuses, stock appreciation rights ("SARs"), performance shares, and dividend equivalent rights ("DERs"), as well as other awards (described in Section 5 of the Plan) responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. Generally, an option or SAR will expire, or other award will vest, not more than 10 years after the date of grant.

     A stock option is the right to purchase Common Shares at a future date at a specified price per share which may be no less than the fair market value of a share on the date of grant. An option may either be an ISO or a nonqualified stock option. ISO benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Treatment of Awards under the 1998 Plan" below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

     An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

     A restricted stock award is typically for a fixed number of Common Shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares.

     A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

     Performance-Based Awards designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Plan which may also qualify as performance-based) may be based on the performance of the Company and/or one or more of its subsidiaries, divisions, segments, or units ("Performance-Based Awards"). The business criteria from which performance goals will be established are listed and defined in Appendix A to the Plan, which is Exhibit A attached to this Proxy Statement. These awards are earned and payable only if performance reaches specific, preestablished performance goals approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m). Performance-Based Awards may be stock-based (payable in stock only or in cash or stock) or may be cash-only awards (in either case, subject to the limits described under the heading "Limits on Awards; Authorized Shares" above). Before any Performance-Based Award is paid, the Administrator must certify that the performance goals have been satisfied. The Administrator has discretion to determine the performance goals and restrictions or other limitations of the individual awards and reserves discretion to reduce payments below maximum Award limits.

     The Administrator may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting, and other terms applicable to stock units or deferrals.

     DERs which may be awarded under the Plan are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

     Automatic Award Grants to Eligible Directors. The Plan continues the current annual option and restricted stock grants to Eligible Directors. Each Eligible Director then continuing in office will automatically be granted at the close of trading on the day of the annual stockholders meeting in each year during the term of the Plan commencing in 1999, a 10-year nonqualified stock option to purchase 2,000 Common Shares at a purchase price per share equal to 100% of the fair market value of a share on that date. These options become fully vested six months after the date of grant.

     In addition, immediately following the annual stockholders meeting in each year during the term of the Plan commencing in 1999, a restricted stock award of 100 restricted Common Shares, vesting over 3 years, will be granted to each Eligible Director then continuing in office. The specific vesting, termination, and other provisions of Eligible Director awards are contained in Section 6 of the Plan.

     Acceleration of Awards; Possible Early Termination of Awards. Unless prior to a Change in Control Event the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option and stock appreciation right will become immediately exercisable, restricted stock will vest, and cash and performance-based awards and stock units will become payable. A Change in Control Event under the 1998 Plan generally includes (subject to certain exceptions) a 20% or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations approved by the Company's stockholders, or stockholder approval of a liquidation of the Company or sale of substantially all of the Company's assets.

     Transfer Restrictions. Subject to certain exceptions contained in Section
5.6 of the 1998 Plan, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her; any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

     Termination of or Changes to the 1998 Plan. The Board may amend or terminate the Plan at any time and in any manner. Unless required by applicable law or deemed necessary or advisable by the Board, stockholder approval for any amendment will not be required. Unless previously terminated by the Board, the Plan will terminate on December 31, 2003. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

     Securities Underlying Awards. The market value of a Common Share as of February 17, 1998 was $46.75 per share. Upon receipt of stockholder approval, the Company plans to register under the Securities Act of 1933, the Common Shares available under the Plan.

FEDERAL INCOME TAX TREATMENT OF AWARDS UNDER THE 1998 PLAN

     Federal income tax consequences (subject to change) relating to awards under the Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

     For nonqualified stock options, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, performance share awards, and DERs are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

     If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

SPECIFIC BENEFITS

     For information regarding options and restricted stock awards granted to executive officers of the Company, see the material under the heading "Executive Compensation" following this discussion.

     The number, amount and type of awards to be received by or allocated to eligible persons under the Plan cannot be determined at this time, due primarily to recent acquisitions and expansion of the number of eligible employees. The Administrator has not yet considered any specific awards under the Plan. If the Plan had been in effect in 1997, the Company expects that the grants would not have been substantially different for executives and directors from those under the 1990 Plan and the Directors Plan, described at "Executive
Compensation -- Summary Compensation Table" below and at "Board Compensation and Benefits" above.

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD "FOR" APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN. The affirmative vote of a majority of the shares of the Beckman Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the 1998 Plan. Broker non-votes and abstentions on this proposal have the effect described in the information under "Introduction" above. All members of the Board are eligible for awards under the 1998 Plan. THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid executive officers of the Company in 1997:

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                                           ------------------------------
                                                                       AWARDS
                                            ANNUAL                           SECURITIES     PAYOUTS
                                        COMPENSATION(2)      RESTRICTED      UNDERLYING     ------
                                       -----------------       STOCK          OPTIONS/       LTIP     ALL OTHER
                                       SALARY(3) BONUS(4)  AWARD(S)(5)(6)      SARS(7)      PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION(1)  YEAR     ($)       ($)          ($)              (#)        ($)(8)      ($)(9)
------------------------------  ----   -------   -------   --------------   -------------   ------   ------------
Louis T. Rosso................  1997   554,379   392,000            --      50,000 shares       --       4,800
  Chairman of the Board         1996   505,504   261,600        91,311      50,000 shares       --       4,500
  and Chief Executive Officer   1995   478,836   291,000       101,841      50,000 shares       --       4,500
John P. Wareham...............  1997   390,000   264,200            --      35,000 shares       --       4,800
  President, and                1996   352,752   174,900        58,252      26,000 shares       --       4,500
  Chief Operating Officer       1995   335,840   184,300        65,540      26,000 shares       --       4,500
Dennis K. Wilson..............  1997   226,107    93,200            --      15,000 shares       --       4,800
  Vice President, Finance       1996   215,600    77,500        27,060      11,000 shares       --       4,500
  and Chief Financial Officer   1995   206,668    83,200        30,792      11,000 shares       --       4,500
Albert R. Ziegler.............  1997   222,870    89,700            --      15,000 shares       --       4,800
  Vice President, Clinical      1996   210,112    75,800        26,527       8,500 shares       --       4,500
  Chemistry Division            1995   203,328    80,500        29,859       8,500 shares       --       4,500
Arthur A. Torrellas...........  1997   229,982    80,300            --       8,500 shares       --       4,800
  Vice President,               1996   219,856    75,500            --       8,500 shares   20,700       4,500
  North American and            1995   210,744    88,300            --       8,500 shares   23,600       4,500
  European Field Operations

---------------

(1) Mr. Torrellas served as an executive officer through the end of 1997 and has now retired with over twenty years of service to the Company.

(2) The aggregate amount of other annual compensation for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus) for each of the fiscal years reported and, therefore, is not shown.

(3) Amounts shown include salary reductions under the Company's Flexible Benefits Plan and compensation deferred under the Savings and Investment Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended.

(4) These amounts were paid pursuant to annual Executive Bonus and Executive Incentive Plans and were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee. Awards for services performed in 1995, 1996 and 1997 were paid in cash. The plans did not provide for deferrals.

(5) Restricted stock awards were elected by the individuals shown and awarded under the Incentive Compensation Plan of 1990 in 1996 and 1997 in lieu of a cash payment of awards earned in 1995 and 1996 under Cycles 2 and 3 of the then current long-term incentive plan, the Two-Year Economic Value Added Incentive Plan ("Two-Year Cycle Plan") (see also note 7 below). For purposes of this table, values were calculated using the respective year-end closing price per share and do not include any diminution effect attributable to restrictions on such stock. Under Cycles 2 and 3, the number of shares of restricted stock per individual was determined by adding 33 1/3% to the amount which would have been paid in cash under the respective cycle and dividing each such amount by the year-end closing price per share of Common Stock as reported on the New York Stock Exchange (for 1995 and 1996, such closing prices per share were $35.375 and $38.375, respectively). Restrictions lapse 24 months from the date of issuance, but can lapse sooner in the event of death, total disability, normal or late retirement pursuant to the Company's Pension Plan, or a change of control of the Company (as defined in the Restricted Stock Agreement). The Two-Year Cycle Plan ended in 1996 and new long-term incentives under the

    Performance Vesting Stock Program were granted in 1997 (see "Executive Compensation -- Long-Term Incentive Awards" below).

(6) Restricted stock holdings at 1997 year-end for the named individuals include restricted stock awarded under Cycles 2 and 3 of the Two Year Cycle Plan (see note 4 above) and awards under the Performance Vesting Stock Program (see "Executive Compensation -- Long-Term Incentive Awards" below). The aggregate restricted stock holdings and values (calculated by multiplying the number held by the year-end per share closing price of $40.00 as reported on the New York Stock Exchange, and not including any diminution effect attributable to the restrictions on such stock) are as follows: Mr. Rosso, 20,257 shares, $810,280; Mr. Wareham, 14,367 shares, $574,680; Mr.
    Wilson, 5,075 shares, $203,000; and Mr. Ziegler, 6,535 shares, $261,400.
    Non-preferential dividends are paid on Cycle 2 and 3 restricted stock; however, no dividends are paid nor do any accrue during the period of restriction for restricted stock awarded pursuant to the Performance Vesting Stock Program.

(7) No Stock Appreciation Rights (SARs) have been granted, and none are outstanding. Options are for shares of Common Stock.

(8) Consists of cash payouts earned in 1995 and 1996 under Cycles 2 and 3, respectively, pursuant to the Company's then current long-term incentive plan, the Two-Year Economic Value Added Incentive Plan. Awards are based on total company performance in maintaining and improving the efficiency of capital as measured by certain financial objectives. Under this plan, no payouts would have been made if the threshold performance level established by the Organization and Compensation Committee had not been met. When the minimum or threshold performance level was met for each two-year cycle, the percentage of the target award eventually paid to participants depends upon the overall results achieved for the two-year performance period compared to target. Amounts shown are based upon base rates of pay at the end of each two year cycle. Payouts were made in cash, unless the Committee granted an award of restricted stock under the Incentive Compensation Plan of 1990 in lieu of cash payout (see note 4 above regarding such restricted stock awards).

(9) Amounts shown reflect Company matching contributions to the defined contribution plan, wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 60%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations).

FISCAL YEAR OPTION GRANTS

     The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 1997:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                  ------------------------------------------------------------      GRANT DATE
                                    NUMBER OF      PERCENT OF TOTAL                                   VALUED
                                    SECURITIES       OPTIONS/SARS                                ----------------
                                    UNDERLYING        GRANTED TO      EXERCISE OR                   GRANT DATE
                                   OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    EXPIRATION   PRESENT VALUE($)
              NAME                GRANTED (#)(1)     FISCAL YEAR        ($/SH)         DATE           (2)(3)
--------------------------------  --------------   ----------------   -----------   ----------   ----------------
L. Rosso........................      50,000             10.50%        $ 39.5625      1/3/07         $676,500
J. Wareham......................      35,000              7.30%          39.5625      1/3/07          473,550
D. Wilson.......................      15,000              3.10%          39.5625      1/3/07          202,950
A. Ziegler......................      15,000              3.10%          39.5625      1/3/07          202,950
A. Torrellas....................       8,500              1.80%          39.5625      1/3/07          115,005

---------------

(1) No free-standing or tandem Stock Appreciation Rights (SARs) were granted in 1997. Non-qualified stock options were granted in 1997 pursuant to the Company's Incentive Compensation Plan of 1990 at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 33% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. The Organization and Compensation Committee of the Board retains discretion, subject to plan limits, to modify the terms of outstanding options, to reprice options, and to adjust the number, price and kind of shares in the event of certain changes affecting Company stock. No adjustment or repricing of any options has occurred.

(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used: option price ($39.5625, the fair market value on the date of grant); term of option (10 years); risk of forfeiture due to termination (adjusted by 3% for each year of the three-year vesting period); risk free rate of return (6.50%); dividend yield (1.47%); volatility (16.3%); and market price ($39.5625).

(3) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of Common Stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     None of the named executive officers exercised stock options during the fiscal year ended December 31, 1997. No free-standing or tandem Stock Appreciation Rights (SARs) have been granted. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                        OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                            ACQUIRED      VALUE          AT FY-END (#)(2)              AT FY-END ($)(3)
                               ON        REALIZED   ---------------------------   ---------------------------
            NAME          EXERCISE (#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    --------------------  ------------   --------   -----------   -------------   -----------   -------------
    L. Rosso............         --            --     343,600        100,500      $ 5,796,360     $ 204,625
    J. Wareham..........         --            --     165,810         61,260        2,766,815       110,343
    D. Wilson...........         --            --      62,710         26,110        1,016,340        46,768
    A. Ziegler..........         --            --      67,515         23,585        1,176,158        37,630
    A. Torrellas........      8,100       179,213      72,500          --0--          986,344         --0--

---------------

(1) Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2) All options granted have a term of ten years, subject to earlier termination. Options become exercisable in general over periods of two, three or four years from dates of grant, with the exception of a 1994 grant of options with a performance vesting feature. This 1994 grant, now fully vested, resulted in variable vesting dates as the average price per share of Common Stock met certain targeted stock appreciation levels.

(3) Values were calculated by multiplying the closing market price of the Common Stock at December 31, 1997 ($40.00 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

LONG-TERM INCENTIVE AWARDS

     The following table displays performance-based restricted stock awards made under the Performance Vesting Stock Program. Although the opportunity to participate in this program and to receive stock eventually free of restrictions is considered an award for purposes of this table, no restrictions will lapse unless the targeted performance is achieved as described further in the notes to the table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                   NUMBER OF SHARES,       PERFORMANCE OR OTHER
                                                 UNITS OR OTHER RIGHTS         PERIOD UNTIL
                         NAME                           (#)(1)             MATURATION OR PAYOUT
        ---------------------------------------  ---------------------     --------------------
        L. Rosso...............................          15,000                   3 Years
        J. Wareham.............................          11,000                   3 Years
        D. Wilson..............................           3,500                   3 Years
        A. Ziegler.............................           5,000                   3 Years
        A. Torrellas...........................              --                        --

---------------

(1) The shares of restricted stock are "performance-vesting" and are issued under the Incentive Compensation Plan of 1990. Restrictions on such performance-based restricted stock may lapse in less than three years if the performance target is achieved or a change of control event occurs earlier. Restrictions will not lapse, and such shares will be forfeited, if the market price of Common Stock does not average the targeted price of $50.00 per share for a thirty-day calendar period during the period from January 1, 1997 to December 31, 1999. In general, upon achievement of the target, restrictions will lapse as to 50% of the number of restricted shares awarded. Upon termination of employment for any reason prior to achievement of the target, the shares will be forfeited. After achievement of the target, restrictions on the remaining 50% will lapse one year later or, if sooner, upon eligibility for normal retirement under the Company's Pension Plan. Upon termination of employment for any reason other than death or total disability prior to lapse of restrictions on the remaining 50% of restricted shares, such remaining shares will be forfeited. If termination of employment due to death or total disability occurs after the target is achieved, all restrictions will lapse as to the remaining 50%. If a change in control event (as defined in the agreement) occurs prior to the lapse of any restrictions or forfeitures, the restrictions will lapse on the effective date of such event. No dividends are paid or accrued as to any performance-vesting shares for which restrictions have not lapsed.

TERMINATION AND MANAGEMENT CHANGE IN CONTROL AGREEMENTS

     All senior management who are Vice Presidents or above of the Company, including the named executives, have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Under these agreements, the Company will pay up to three times the individual's annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

DEFINED BENEFIT PENSION PLANS

     The Company's defined benefit qualified and non-qualified supplemental pension plans provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses earned during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset generally by a portion of the employee's Social Security Covered Compensation and, if applicable, amounts from any other similar Company or subsidiary sponsored plan. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

     Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years of eligible service at late retirement for Mr. Torrellas is 20.5 years, and at normal retirement for the other named executive officers would be as follows:
Mr. Rosso, 40 years; Mr. Wareham, 38 years; Mr. Wilson, 30 years; and Mr. Ziegler, 30 years.

     The Company entered into agreements with Mr. Torrellas and Mr. Ziegler under the non-qualified supplemental pension plan. Under certain stipulations on employment tenure, the agreement with Mr. Torrellas provides for additional retirement benefits from the non-qualified plan as if he had a 38% increase in the single life annuity amount under the Company's qualified pension plan. The agreement with Mr. Ziegler provides a benefit from the non-qualified plan equal to the amount, with offsets for a certain Swiss retirement plan benefit and adjustments for differentials in Swiss and United States social security systems, he would have received if all service with SmithKline and SmithKline Beckman (the Company's former parent) had been included in the Company's qualified plan benefit.

     The following table illustrates the annual pension benefits, before any offsets, calculated as a single life annuity, payable at normal retirement.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
               --------------------------------------------------------------------------------------
REMUNERATION*     15           20           25           30           35           40           45
-------------  --------     --------     --------     --------     --------     --------     --------
$300,000.....  $ 76,500     $102,000     $127,500     $153,000     $178,500     $186,000     $193,500
 350,000.....    89,250      119,000      148,750      178,500      208,250      217,000      255,750
 400,000.....   102,000      136,000      170,000      204,000      238,000      248,000      258,000
 450,000.....   114,750      153,000      191,250      229,500      267,750      279,000      290,250
 500,000.....   127,500      170,000      212,500      255,000      297,500      310,000      322,500
 550,000.....   140,250      187,000      233,750      280,500      327,250      341,000      354,750
 600,000.....   153,000      204,000      255,000      306,000      357,000      372,000      387,000
 650,000.....   165,750      221,000      276,250      331,500      386,750      403,000      419,250
 700,000.....   178,000      238,000      297,500      357,000      416,500      434,000      451,500
 750,000.....   191,250      255,000      318,750      382,500      446,250      465,000      483,750
 800,000.....   204,000      272,000      340,000      408,000      476,000      544,000      612,000

---------------

 * The annual average of the highest sixty consecutive months of eligible compensation.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION(1)

     The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company's executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the employment of executive officers and senior management. From time to time, the committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

COMPENSATION PHILOSOPHY

     As a core philosophy, the committee assesses the components of all executive compensation programs in terms of 1) alignment of the Company's mission and strategies to enhance shareholder value; 2) Company

---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

performance and compensation comparisons to peer group and general industry companies; and 3) ability to attract and retain management and executive talent needed to increase the Company's growth and profitability in a rapidly changing business environment. This assessment has formed the basis for the current executive compensation program which consists of the following elements:

     - Base compensation targeted to be in the 50th percentile of competitive practice as determined by an annual compensation study conducted by an independent, nationally recognized consulting organization specializing in executive compensation.

     - An annual incentive plan which focuses on financial measures deemed critical to the Company's strategy for growth and increased profitability. In 1997, the components were earnings per share growth, sales growth, pretax margin, and economic value added growth, plus a component for individual contributions to the achievement of key performance objectives.

     - Long-term incentives in the form of stock options, restricted stock and performance-based compensation under the Incentive Compensation Plan of 1990, which has been amended to reflect provisions related to Section 162(m) of the Internal Revenue Code.

     Under the plan design, total compensation from the combination of base salary, annual and long-term incentives is targeted at the 50th percentile of competitive pay for industry average performance and at the top quartile of competitive pay for superior performance.

COMPETITIVE ASSESSMENT

     In addition to the base compensation analysis for officers and senior management, competitive assessments were conducted of total cash compensation and total direct compensation which includes the net present value of long-term incentives. The primary compensation data sources used to determine the competitiveness of the executive compensation levels for 1997 were Towers Perrin's Compensation Data Bank and information in the proxy statements of comparator group companies. The Compensation Data Bank provides broad general industry, pharmaceutical/health care products and electric, electronic and communication equipment industry compensation data. Comparative data is unavailable for many of the Company's direct competitors which are, generally, either privately held foreign corporations or divisions of substantially larger corporations. Compensation comparisons from the Compensation Data Bank were derived using a single-regression analysis to predict the compensation values for benchmark executive positions based on the magnitude of company sales. The committee is satisfied that this methodology yields valid comparisons for reviewing specific executive compensation recommendations as well as in its evaluation of the overall design of the executive compensation program.

CEO BASE SALARY

     The CEO base salary determination was made in February 1997 by the committee. The committee approved an increase in Mr. Rosso's base pay from $515,000 to $560,000, an 8.7% increase. Increases in base salary for executive officers in 1997, excluding the CEO and one competitive alignment adjustment, averaged 4.7%. The higher percentage increase for Mr. Rosso was based on the committee's adjustment of the CEO's base pay to approximately the 50th percentile in the competitive analysis conducted by the independent executive compensation consulting organization.

CEO ANNUAL INCENTIVE AWARD

     As described above, the incentive awards for financial results under the 1997 executive bonus program were linked to earnings per share growth, sales growth, pretax margin and economic value added growth. Mr. Rosso's total targeted annual incentive for all measures under the plan was 70% of salary, including individual performance objectives targeted at 10%. The maximum total incentive award opportunity for the CEO was set at 115% of salary.

     For the fiscal year ending December 31, 1997, Mr. Rosso earned a total annual incentive award of $392,000. This represented 70% of base salary, with 50% of base salary attributable to financial results and the remainder reflecting the committee's evaluation of Mr. Rosso's performance against individual performance measures established by the committee. The combination of Mr. Rosso's base salary earnings of $554,379 in 1997 and his earned incentive award under the 1997 bonus program produced earned cash compensation of $946,379. This is 19.8% below the 50th percentile of competitive cash compensation for his position as derived from the compensation data sources utilized in the assessment of CEO pay.

LONG-TERM INCENTIVES

     Stock options have been used historically by the Company as a significant element of the compensation program at the executive level and represent a major link to shareholder value creation. A comparison stock-based program for selected key executives approved by the committee is the Performance Vesting Stock Program under which contingent grants of restricted stock are made at fair market value, with vesting of shares conditional on the attainment of a certain share price level over a specified period.

     In January 1997, the committee approved a grant of non-qualified stock options at fair market value, with a ten-year term and a three-year time-based vesting period. The grant levels for executive officers, including the CEO, were at approximately the 50th percentile of option grant values from data derived from the annual Long-Term Incentive Plan Survey conducted by Towers Perrin. The committee also approved a grant effective in July 1997 of performance-based restricted stock for the CEO and seven senior executives designated for participation because of their strategic roles in the Company. (Further information on the 1997 stock option grants and performance based restricted stock grants is contained, respectively, in the Proxy Statement under "Executive Compensation -- Fiscal Year Option Grants" and "Executive Compensation -- Long-Term Incentive Awards.")

OTHER MATTERS

     An Executive Deferred Compensation Plan and Executive Restoration Plan were adopted in 1997. Eligible participants elected compensation amounts payable in 1998 for inclusion in the plans. The committee believes these plans fulfill several important goals of the Company's executive compensation programs. They enhance the attraction and retention of executives and key managers who would otherwise not have the opportunity to participate fully in certain company sponsored benefit plans; provide opportunities for savings and financial planning; and align executive and stockholder interests through the acquisition of stock units payable in future years.

     Section 162 of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. The committee believes that its primary objectives are to attract, retain and award executive talent in a manner that is in the best interests of both the Company and its stockholders. Accordingly, the committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by this consideration, as it determines executive compensation strategy.

     No member of the committee is a former or current officer of the Company.

                                          Organization and Compensation
                                          Committee

                                          Dennis C. Fill
                                          Hugh K. Coble
                                          William N. Kelley
                                          Betty Woods

                              PERFORMANCE GRAPH(1)

     The line graph below compares the cumulative total stockholder return on Beckman's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index and the S&P 500 Medical Products Index for the last five fiscal years.

     Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

        MEASUREMENT PERIOD                                                     S&P 500 MED.
      (FISCAL YEAR COVERED)               BECKMAN             S&P 500              PROD.
      ---------------------               -------             -------          ------------
            12/92*                          100                 100                 100
            12/93                           116                 110                  76
            12/94                           120                 111                  90
            12/95                           155                 153                 153
            12/96                           170                 189                 175
            12/97                           180                 252                 219

---------------

* Assumes $100 invested on December 31, 1992.

---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

                             ADDITIONAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed the Audit Committee, whose members and functions are described under "Board of Directors Information -- Committees of the Board" above. Upon recommendation of the Audit Committee, the Board has appointed the firm of KPMG Peat Marwick LLP as the Company's independent accountants for the current year. KPMG Peat Marwick LLP has served as auditor of the Company since it was selected in March 1990 to serve as the Company's independent accountant for the year ended December 31, 1990.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ANNUAL REPORT

     A copy of the 1997 Annual Report to stockholders which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 3, 1998, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the Company's 1999 annual meeting must be received in writing by the Secretary of the Company on or before October 29, 1998, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

     The Board does not intend to present any business at the Annual Meeting other than as stated above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          WILLIAM H. MAY
                                          Secretary

                                                                     EXHIBIT 'A'

                             BECKMAN COULTER, INC.
                        1998 INCENTIVE COMPENSATION PLAN

 1. PURPOSE OF PLAN.

     The purpose of this 1998 Incentive Compensation Plan (this "Plan") of Beckman Coulter, Inc., a Delaware corporation (the "Company"), is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to align the interests of the Company's stockholders, employees and non-employee directors.

 2. PERSONS ELIGIBLE UNDER PLAN.

     Subject to the other provisions of this Section 2, any person who is a director or an officer or employee of the Company or any of its subsidiaries (an "Eligible Person") shall be eligible to be considered for the grant of a discretionary award (as described in Section 5 below) or awards under this Plan. Eligible Directors (as defined in Section 6) will automatically participate under, and shall only be eligible to receive those automatic awards specifically contemplated by, Section 6.

 3. STOCK SUBJECT TO PLAN.

     Subject to the provisions of Section 8, the capital stock that may be delivered under this Plan will be shares of the Company's Common Stock, par value $0.10 per share (the "Common Shares"). Subject to adjustment as provided in or pursuant to this Section 3 or Section 8:

          3.1 Aggregate Share Limits. The maximum number of Common Shares that may be delivered pursuant to all awards granted under this Plan shall equal the sum of (i) 2,000,000 Common Shares, plus (ii) for each calendar year during the term of this Plan commencing with 1999, a number of Common Shares equal to the amount of 1.5% of the total number of issued and outstanding Common Shares as of December 31 of the calendar year immediately preceding such year (the "1.5% Addition"). This aggregate Common Share limit, as adjusted, shall constitute and be referred to as the "Share Limit." Any unused portion of the 1.5% Addition for any calendar year shall remain available for Plan awards in subsequent years.

          3.2 Restricted Stock Limit. In no event shall more than 500,000 Common Shares be available for share awards issued (or reissued) under this Plan as time-based restricted stock for nominal or no consideration other than the amount of the par value thereof. This limit on restricted stock does not apply to Common Shares issued principally for past services, to shares issued in respect of compensation earned but deferred, to shares issued as performance-based awards under Section 5.2 or to Eligible Director restricted stock awards pursuant to Section 6.

          3.3 Individual Limits. The aggregate number of Common Shares subject to options and stock appreciation rights ("SARs") granted under this Plan during any calendar year to any individual shall be limited to 150,000. Additional individual limits are set forth in Section 5.2.2.

          3.4 ISO Share Limit. The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options under
     Section 422 of the Internal Revenue Code ("ISOs") granted under this Plan is 1,000,000 in the aggregate and, in the individual case, the applicable limits under Section 422 of the Internal Revenue Code, as amended from time to time (the "Code").

          3.5 Reissue of Awards and Shares. Awards payable in cash or payable in cash or Common Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest or are not paid under this Plan, and Common Shares that are subject to awards that expire or for any reason are terminated, cancelled, fail to vest or are otherwise settled and are not issued, as well as Common Shares reacquired pursuant to the terms of an award, shall be available for subsequent awards under the Plan. If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 3, except as may be required by Section
     5.2 or Section 162(m) of the Code and applicable regulations and interpretations thereunder ("Section 162(m)") to the extent required to preserve the status of an award as "performance-based compensation" under
     Section 162(m).

 4. ADMINISTRATOR OF PLAN.

          4.1 The Administrator. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m), this Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more outside directors (as this requirement is applied under Section 162(m)). As to other awards, this Plan may be administered by the Board or by one or more duly authorized committees, each consisting of one or more directors. (The appropriate acting body, be it the Board or a committee of the Board, is referred to as the "Administrator.") Transactions in or involving awards intended to be exempt under Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), must be duly and timely authorized by the Board, a committee of Non-Employee Directors (as this term is used in or under Rule 16b-3), or as otherwise required or permitted thereby.

          4.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

             (a) adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms of awards;

             (b) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, awards will be granted under this Plan;

             (c) grant awards to persons determined to be Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

             (d) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action;

             (e) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

             (f) interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in Section 7;

             (g) determine the circumstances under which, consistent with the provisions of Section 9, any outstanding award may be amended; and

             (h) acquire or settle rights under options, SARs or other awards in cash, stock of equivalent value, or other consideration.

             All authority granted herein (except as to initial grants under clauses (b) and (c) above) shall remain in effect so long as any award remains outstanding under this Plan.

          4.3 Specific Administrator Responsibility and Discretion Regarding Awards. Subject to the express provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Administrator may from time to time impose, among other things, provisions that:

             (a) permit the recipient of such award to pay the purchase price of the Common Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Common Shares, in whole or in part, by any one or more of the following:

                (i) cash, cash equivalent, or electronic funds transfer,

                (ii) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

                (iii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such award,

                (iv) a cashless exercise, or

                (v) cancellation of indebtedness or conversion of other securities.

             (b) accelerate the receipt and/or vesting of benefits pursuant to the award upon or in connection with (whether before, at the time of or after) the occurrence of a specified event or events, including, without limitation, an event of the type referenced in Section 8, a termination of employment, an event of a personal nature, or otherwise, in any case as deemed appropriate by the Administrator;

             (c) qualify such award as an ISO;

             (d) adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in the circumstances referenced in clause (b) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3 and 9, and in no case shall the exercise price of any option or related stock appreciation right be reduced to a price below the fair market value of the option on the date of its grant;

             (e) authorize (subject to Sections 8, 9, and 11) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 8 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Administrator; and/or

             (f) determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Administrator (subject to Sections 8, 9 and 11) deems appropriate.

          4.4 Decisions in Good Faith; Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted under this Plan in good faith. Any action taken by, or inaction of, the Administrator relating to or pursuant to this

     Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

          4.5 Delegation. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the committee shall constitute action by the committee. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

          4.6 Bifurcation. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Administrator in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or Section 162(m), to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

 5. AWARDS.

          5.1 Type and Form of Awards. All awards shall be evidenced in writing, substantially in the form approved by the Administrator, and executed on behalf of the Company and, if required by the Administrator, by the recipient of the award. The Administrator may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an award by the Administrator under this Plan.

          The types of awards that the Administrator may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Common Shares, (ii) options, warrants, convertible securities, stock appreciation rights (including limited stock appreciation rights), restricted stock, stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Common Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units (or deferred compensation accounts), stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, or common shares or preferred shares, any of which may be payable in securities of the Company or cash, and may consist of one or more of such features in any combination. Unless the Administrator otherwise provides, awards under this
     Section 5.1 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified below, shall be deemed Performance-Based Awards under Section 5.2.

          5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section
     5.1 above may be, and options and SARs granted with an exercise price not less than fair market value at the date of grant ("Qualifying Options") typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options, may also depend) on any one or more of the following business criteria: A/R month sales outstanding, EBIT, EBITDA, EPS, EVA, expense reduction, debt, debt to EBITDA, interest coverage, inventory turns, net earnings, operating cash flow, pre-tax margin, return on assets, return on capital, return on equity, sales, stock price appreciation, and working capital improvement, as defined further in Appendix A, in each case relative to a preestablished targeted level or levels (the "performance goals"), on an absolute or relative basis or ratio with other performance-based business criteria, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company's financial reporting. The specific performance goals in respect of Performance-Based Awards other than Qualifying Options must be approved by the Administrator in advance of any applicable deadlines under Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof.

             5.2.1  Class. The eligible class of persons for awards under this
        Section 5.2 shall be executive officers of the Company and, in the discretion of the Administrator, other employees of the Company who are designated by the Administrator to receive an award under this Section
        5.2 because they may be executive officers of the Company by the time their awards are exercised, vested or paid.

             5.2.2 Limits. Grants or awards under this Section 5.2 may be paid in cash or shares or any combination thereof. In no event shall share-based Performance-Based Awards granted in any calendar year to any Eligible Person under this Plan relate to more than 150,000 Common Shares. In no event shall grants to any Eligible Person under this Plan of awards payable only in cash in any calendar year and not related to shares provide for payment of more than $2,000,000. Awards that are cancelled during the fiscal year shall be counted against these limits only to the extent required by Section 162(m).

             5.2.3 Certification of Payment. Except as otherwise permitted under Section 162(m), before any Performance-Based Award under this
        Section 5.2 is paid, the Administrator must certify that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied.

             5.2.4 Reservation of Discretion. The Administrator shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Performance-Based Awards under this
        Section 5.2. The Administrator may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Administrator's discretion), as the Administrator may impose.

             5.2.5 Adjustments. Performance goals or other features of an award under this Section 5.2 may provide that they (i) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or
        (iii) shall be adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of
        Section 162(m) to qualify as performance-based compensation. An award that is intended to satisfy the requirements of this Section 5.2 shall be considered a Performance-Based Award.

          5.3 Consideration for Shares. Common Shares may be issued pursuant to an award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Administrator shall designate in or (except as required by Section 5.2) by amendment to the award agreement.

          5.4 Option/SAR Pricing Limits. The purchase price per share of the Common Shares covered by any option or the base price of any SAR shall be determined by the Administrator at the time of the grant, but shall not be less than 100% of the fair market value of the Common Shares on the date of grant.

          5.5 Term Limits. Any option, SAR, warrant or similar right shall expire and any other award shall vest not more than 10 years after the date of grant, except for awards payable upon or after termination of services or after a fixed date if the award vests within (or the first payment occurs within) the 10-year period after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, specified securities or another award that otherwise satisfies the requirements of this Plan.

          5.6 Transfer Restrictions. Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law or by the award agreement, as the same may be amended, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

             5.6.1 Exceptions by Administrator Action. The Administrator by express provision in the award or an amendment thereto may permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company's lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

             5.6.2  Exclusions. The exercise and transfer restrictions in this
        Section 5.6 shall not apply to:

                (a) transfers to the Company,

                (b) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                (c) transfers pursuant to a domestic relations order (if approved or ratified by the Administrator), if (in the case of ISOs) permitted by the Code,

                (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

                (e) the authorization by the Administrator of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

          5.7 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Company shall have the right at its option to:

             (a) require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

             (b) deduct from any amount payable in cash the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such cash amount.

             5.7.1 Possible Share Offset. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may require or may permit (either at the time of the award or thereafter) the holder the right to offset, pursuant to such rules and subject to such conditions as the Administrator may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

          5.8 Cash Awards. The Administrator shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

 6. DIRECTOR FORMULA PLAN.

          6.1 Participation. Awards under this Section 6 shall be granted to each member of the Board who is not, and has not been, an officer or employee of the Company or any subsidiary for a period of at least one year (an "Eligible Director"), exclusively in accordance with the provisions set forth below and subject to the limitations in Section 3. Options granted pursuant to Section 6.2 and restricted stock grants pursuant to Section 6.3 will be evidenced by award agreements the forms of which have been approved by the Board.

          6.2 Annual Option Grants. Subject to adjustments under Section 6.4, each Eligible Director then continuing in office shall automatically be granted at the close of trading on the day of the annual stockholders meeting in each year during the term of this Plan commencing in 1999 (without any action by the Administrator) a nonqualified stock option (the grant date of which will be the date of such annual stockholder meeting) to purchase 2,000 Common Shares provided, however, that if an Eligible Director takes office other than on the date of an annual stockholders meeting, the Eligible Director shall be granted (without any action by the Administrator) a nonqualified stock option (the grant date of which will be the date he or she participates in the first meeting of the full Board after taking office) to purchase 200 Common Shares, or if greater, the number of Common Shares determined by multiplying 2,000 by (i) the number of days remaining after the grant date until the first anniversary of the preceding annual meeting of the Company's stockholders (provided that such number shall not be greater than 365), divided by (ii) 365, then rounded to the next whole number.

             6.2.1 Limits. Annual grants that would otherwise exceed the maximum number of Common Shares under Section 3 will be prorated within such limitation.

             6.2.2 Exercise Price. The purchase price per share covered by each option granted pursuant to this Section 6.2 shall be 100 percent of the fair market value of a Common Share on the grant date. The exercise price of any option granted under this Section 6.2 shall be paid in full at the time of each purchase in cash or by check or in Common Shares valued at their fair market value on the date of exercise of the option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the participant at least six months prior to the date of exercise.

             6.2.3 Term. Each option granted under this Section 6.2 and all rights or obligations thereunder will expire 10 years after the grant date and will be subject to earlier termination as provided below. Each option granted under this Section 6.2 will become fully exercisable upon, and may not be exercised prior to, the date which is six months after the grant date.

             6.2.4 Early Termination. If an Eligible Director's services as a member of the Board terminate (for any reason): (i) during the six month period following the grant date of an option granted under this Section 6.2, the option shall terminate, or (ii) at any other time, the option granted pursuant to this Section 6.2 may be exercised for one year after the date of such termination or until the expiration of the stated term whichever first occurs.

          6.3  Restricted Stock Awards. Restricted stock awards under this
     Section 6.3 shall be made only to Eligible Directors. Stock certificates evidencing shares of restricted stock pending the lapse of the restrictions shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Company or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the award. Upon issuance of the restricted stock award, the Eligible Director may be required to provide such further assurance and documents as the Board may require to enforce the restrictions.

             6.3.1 Restricted Stock Grants. Immediately following the annual stockholders meeting in each year during the term of this Plan commencing in 1999, there shall be granted automatically (without any action by the Administrator) a restricted stock award for 100 restricted Common Shares (subject to adjustment under Section 6.4) to each Eligible Director then continuing in office.

             6.3.2  Vesting. Each restricted stock award granted under this
        Section 6.3 shall become vested as to 33% of the number of shares subject thereto on each of the first and second anniversaries of the grant date and as to an additional 34% on the third anniversary of the grant date. Notwithstanding the foregoing, if an Eligible Director terminates service on the Board by reason of death, "total disability" (within the meaning of Section 22(e)(3) of the Code), or "retirement" (determined in accordance with the Board's mandatory retirement policy as set forth in the Company's By-Laws), each restricted stock award held by such director as of the date of his or her termination from service shall be fully vested. If an Eligible Director terminates service on the Board for any reason other than death, total disability, or retirement, all shares of restricted stock which are then not fully vested and free from restriction shall upon such termination of service be forfeited and returned to the Company.

             6.3.3 Transfer Restrictions. Restricted shares comprising any restricted stock award under this Section 6.3 may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

             6.3.4 Voting; Dividends. An Eligible Director receiving a restricted stock award shall be entitled to vote the restricted shares subject thereto but shall not be entitled to dividends on any of the shares until the shares have vested. Such dividends shall be retained in a restricted account until the shares have vested and shall revert to the Company if they fail to vest.

          6.4 Adjustments. Options granted under Section 6.2 and restricted stock granted under Section 6.3 will be subject to adjustments, accelerations and terminations as provided in Section 8, but only to the extent that such adjustment and any Administrator action in respect thereof in the case of a Change in Control Event (as defined in Section 8.1) is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Company, or is otherwise consistent with adjustments to options and restricted stock held by persons other than executive officers or directors of the Company (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

          6.5 Acceleration Upon a Change in Control Event. Each option granted under Section 6.2 shall become fully vested and immediately exercisable upon the occurrence of a Change in Control Event as provided in Section 8.1; subject, however, to the discretion of the Administrator to prevent such full acceleration as provided therein. Each option granted under
     Section 6.2 shall be subject to early termination also as provided in
     Section 8.1. Upon or immediately prior to the occurrence of a Change in Control Event and before any forfeiture of such shares has occurred, all restrictions on shares of restricted stock shall lapse.

 7. TERM OF PLAN.

     No award shall be granted under this Plan after December 31, 2003. After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or SAR or permit cash payments in an amount that exceeds the limits of Section 3.

 8. ADJUSTMENTS; CHANGE IN CONTROL.

          8.1 Change in Control; Acceleration and Termination of Awards. Unless prior to a Change in Control Event (as defined below) the Administrator determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event

             (a) each option and stock appreciation right will become immediately exercisable,

             (b) restricted stock will immediately vest free of restrictions,

             (c) each award under Section 5.2 shall become payable to the participant, and

             (d) the number of shares covered by each stock unit account shall be issued to the participant.

          The Administrator may override the limitations on acceleration in this
     Section 8.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of awards will comply with applicable legal and regulatory requirements (including, without limitation, Section 422 of the Code with respect to ISOs). Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

          If any option or other right to acquire Common Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 8.1 that the Company does not survive, or (iii) the consummation of an event described in Section 8.2 involving a Change in Control Event approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Administrator or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

     For purposes of this Plan, "Change in Control Event" means any of the following:

             (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities, provided that no Change in Control Event shall be deemed to occur solely because a corporation (the "seller") owns 20% or more of Company's voting securities if such ownership is only a transitory step in a reorganization whereby the Company purchases the assets of the seller for Company voting securities and the seller liquidates shortly thereafter;

             (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
        Act) shall be deemed to be a member of the Incumbent Board;

             (c) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

                (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 80% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation,

                (ii) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 20% or more of the combined voting power of the Company's then outstanding voting securities; or

             (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the preceding sentence, no Change in Control Event shall be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

          8.2 Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Shares (whether in the form of cash, Common Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable

             (a) proportionately adjust any or all of (i) the number and type of shares of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the performance standards appropriate to any outstanding awards, or

             (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event.

             In each case, with respect to awards of ISOs, no such adjustment will be made that would cause this Plan to violate Section 422 or 424 of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Administrator may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

 9. AMENDMENT AND TERMINATION OF PLAN AND AWARDS.

     The Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of the Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 8 shall not be deemed to constitute a change requiring such consent. Unless required by applicable law or deemed necessary or advisable by the Board, stockholder approval for any amendment shall not be required.

10. EFFECTIVE DATE; STOCKHOLDER APPROVAL; CORPORATE NAME.

          10.1 Effective Date. This Plan shall be effective as of the date of the Company's 1998 annual meeting of stockholders (the "Effective Date"), subject to the approval of this Plan by the requisite vote of stockholders at that meeting.

          10.2 Name of Plan. Prior to the Effective Date, the Company was known as Beckman Instruments, Inc. If the requisite vote of stockholders is not attained at the 1998 annual meeting of stockholders to change the name of Beckman Instruments, Inc. to Beckman Coulter, Inc., then all references to Beckman Coulter, Inc. herein and in the exhibits hereto shall be to Beckman Instruments, Inc.

11. LEGAL MATTERS.

          11.1 Compliance and Choice of Law; Severability. This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          11.2 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

          11.3 No Employment Contract. Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause.

                                   APPENDIX A
                      PERFORMANCE-BASED BUSINESS CRITERIA

     The business criteria in Section 5.2 of the Plan shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit ("financial statements").

     A/R Months Sales Outstanding means trade accounts receivable (A/R)(net of reserves) divided by latest historical months Sales.

     EBIT means Net Earnings before interest expense and taxes, which may be adjusted for special charges, if any.

     EBITDA means Net Earnings before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

     EPS means Net Earnings divided by the weighted average number of common shares outstanding. The shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

     EVA means operating profit after tax (OPAT) (which is defined as Net Earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under "Return on Capital"). Net Earnings may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

     Expense Reduction means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

     Debt means all accounts classified as such in the financial statements.

     Debt to EBITDA means the ratio of Debt to EBITDA.

     Interest Coverage means the ratio of EBITDA to interest expense. Net Earnings may be adjusted for special charges.

     Inventory Turns means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

     Net Earnings means the difference between total Sales and total costs and expenses, including income taxes.

     Operating Cash Flow means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

     Pre-Tax Margin means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges for comparative purposes.

     Return on Assets means the ratio of Net Earnings to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

     Return on Capital means the ratio of Net Earnings to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, customer leased equipment and other leased assets. Cash, deferred tax assets and Debt are not generally included in capital for calculation purposes.

     Return on Equity means Net Earnings divided by average total equity. Net Earnings may be adjusted for special charges, if any.

     Sales means sales, service and rental income from third parties net of discounts, returns and allowances.

     Stock Price Appreciation means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

     Working Capital Improvement means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current deferred income taxes.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors      FOR       WITHHELD
   (see reverse)              [ ]          [ ]

For, except vote withheld from the following nominee(s)


-------------------------------------------------------

2. Approval of Amendment of Third Restated Certificate of
   Incorporation.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


3. Approval of Company's 1998 Incentive Compensation Plan.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


                              Please check this box if you plan to attend the Annual Meeting.

                              [ ]

                              The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.

                              NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              -----------------------------------------------

                              -----------------------------------------------
                              SIGNATURE(S)                            DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


Dear Stockholder:

The annual meeting of stockholders of Beckman Instruments, Inc. will be held on Thursday, April 2, 1998, at 10:00 am. We urge you to promptly sign, date and return the attached proxy card in the envelope provided.

If you plan to attend the meeting, please indicate so in the box provided on the proxy card.

The meeting is being held at Beckman's headquarters located at 2500 Harbor Boulevard, Fullerton, California. On the reverse side of this letter is a map of the area. Reserved parking will be in our northwest parking area located at the corner of Harbor and Lambert. To enter the parking area continue north on Harbor Blvd. turning right on Lambert Road and then immediately turn right into the first parking entrance.

If you have any questions concerning the meeting, please contact Cynthia Skoglund at (714) 773-8213.

                           BECKMAN INSTRUMENTS, INC.
                         PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
         BECKMAN INSTRUMENTS, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
                      THURSDAY, APRIL 2, 1998, 10:00 A.M.

     The undersigned hereby authorizes and appoints Louis T. Rosso and Gavin S. Herbert and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 1998 Annual Meeting of Stockholders or any adjournments or postponements thereof.

                Nominees for Director for Term Expiring in 2001:
       Carolyne K. Davis, Ph.D., Dennis C. Fill, William N. Kelley, M.D.,
                              Charles A. Haggerty

     This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned including those held under the Company's Dividend Reinvestment Plan and for shares held in First Chicago book entry accounts for certain employee purchases and (2) the Trustee for shares held on behalf of the undersigned in the Company's Savings and Investment Plan (See "Savings and Investment Plan Voting Information" sheet, enclosed if applicable). IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE SHARES ON YOUR BEHALF UNLESS YOU SIGN AND RETURN THIS CARD.

===========
SEE REVERSE
SIDE
===========

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                     [MAP]

Parking will be available at the corner of Harbor Blvd. and Lambert Road. To enter the parking area continue north on Harbor Blvd., turn right on Lambert Road and then immediately turn right into first parking entrance.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

THE INSTRUCTION CARD MUST BE PROPERLY EXECUTED IN ORDER FOR SHARES TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED, BUT NO DIRECTION IS INDICATED, IT WILL BE COUNTED AS A VOTE FOR PROPOSALS 1, 2 AND 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors      FOR       WITHHELD
   (see reverse)              [ ]          [ ]

For, except vote withheld from the following nominee(s)


-------------------------------------------------------

2. Approval of Amendment of Third Restated Certificate of
   Incorporation.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


3. Approval of Company's 1998 Incentive Compensation Plan.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


                              NOTE: Please date and sign your name exactly as it appears hereon.




                              -----------------------------------------------
                              SIGNATURE                                 DATE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


[MELLON TRUST LOGO]

                                   ATTENTION

                     TRUSTEE VOTING INSTRUCTION INFORMATION
                              BENEFIT EQUITY TRUST

     PLEASE COMPLETE AND RETURN THE "TRUSTEE VOTING INSTRUCTION CARD," ABOVE. IT MUST BE RECEIVED BY MARCH 31, 1998 TO ENABLE TABULATION IN TIME FOR THE 1998 ANNUAL MEETING. A RETURN ENVELOPE (U.S. POSTAGE PAID) IS PROVIDED.

     The Benefit Equity Trust was established to assist Beckman in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Benefit Equity Trust. However, pursuant to the terms of this trust, we as trustee hereby request your assistance as a recent participant in the Beckman Employees' Stock Purchase Plan by directing the vote of the trust's holding of Beckman Common Stock. Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order.

     ALL BECKMAN COMMON STOCK SHARES HELD IN THE TRUST WILL BE VOTED BY MELLON BANK, N.A., AS TRUSTEE, AND THE VOTE WILL BE IN THE SAME PROPORTIONS AS THE NUMBER OF INSTRUCTIONS RECEIVED BY US. ACCORDINGLY, WE ARE LOOKING FORWARD TO YOUR ASSISTANCE IN PROVIDING US WITH YOUR VOTING PREFERENCES AND ENCOURAGE YOU TO COMPLETE AND RETURN THE ABOVE TRUSTEE VOTING INSTRUCTION CARD.

                         MELLON BANK, N.A., TRUSTEE
                         Beckman Instruments, Inc.
                         Benefit Equity Trust

February 1998

     * A "PROXY/VOTING INSTRUCTION CARD" MAY ALSO BE ENCLOSED OR YOU MAY HAVE RECEIVED MORE THAN ONE PACKAGE OF PROXY MATERIALS DEPENDING ON DIFFERENCES IN THE RECORDING OF YOUR NAME ON EMPLOYEE AND STOCK REGISTRATION RECORDS. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.

                        TRUSTEE VOTING INSTRUCTION CARD
           BECKMAN INSTRUMENTS, INC. ("BECKMAN") BENEFIT EQUITY TRUST


     The Board of Directors of Beckman has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Benefit Equity Trust, on matters presented at the Beckman Annual Meeting of Stockholders, April 2, 1998, and any adjournments or postponements thereof. The undersigned directs the Trustee, on the reverse side hereof, on the vote upon the nominees for Director for the term expiring in 2001:

     Carolyne K. Davis, Ph.D., Dennis C. Fill,
     William N. Kelley, M.D., Charles A. Haggerty

     This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Benefit Equity Trust. All shares of Beckman Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

     You may receive more than one set of proxy materials if you hold Beckman Common Stock of record, in street name, in the Beckman Dividend Reinvestment Plan, in a First Chicago book entry account for certain employee purchases, or such stock is held on your behalf in the Beckman Savings and Investment Plan. PLEASE SIGN, DATE AND RETURN ALL CARDS THAT YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                 SEE REVERSE
                                                                    SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

                                                             [MELLON TRUST LOGO]


                               A T T E N T I O N

                 SAVINGS AND INVESTMENT PLAN VOTING INFORMATION


     PLEASE COMPLETE AND RETURN THE "PROXY/VOTING INSTRUCTION CARD," ENCLOSED WITH THE PROXY MATERIALS*, IN ORDER TO DIRECT US IN THE VOTING OF THE SHARES OF BECKMAN COMMON STOCK HELD BY US, AS TRUSTEE FOR THE BECKMAN SAVINGS AND INVESTMENT PLAN. A RETURN ENVELOPE (U.S. POSTAGE PAID) IS PROVIDED.

     YOUR INSTRUCTIONS MUST BE RECEIVED BY MARCH 31, 1998, IN ORDER TO BE INCLUDED IN THE TABULATION; OTHERWISE, THE SHARES HELD FOR YOUR BECKMAN STOCK FUND ACCOUNT(S) WILL NOT BE VOTED AT THE 1998 ANNUAL MEETING.

     Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order. This applies to all shares held in your name, not just to those held on your behalf by the Savings and Investment Plan Trust.

     WE LOOK FORWARD TO RECEIVING YOUR INSTRUCTIONS AND ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED "PROXY/VOTING INSTRUCTION CARD" TO ENABLE THE SHARES TO BE VOTED.

                                        MELLON BANK, N.A., TRUSTEE
                                        Beckman Instruments, Inc.
                                        Savings and Investment Plan

February 1998

* A "TRUSTEE VOTING INSTRUCTION CARD" MAY ALSO BE ENCLOSED IN THE ENVELOPE AND YOU MAY RECEIVE MORE THAN ONE PACKAGE OF PROXY MATERIALS DEPENDING ON DIFFERENCES IN THE RECORDING OF YOUR NAME ON EMPLOYEE OR STOCK REGISTRATION RECORDS. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.